CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Management Stock Option Plan and the 2000 Equity Compensation Plan of our report dated January 28, 1999, with respect to the financial statements of Power Circuits, Inc. included in TTM Technologies, Inc.'s Registration Statement (Form S-1) and related Prospectus filed with the Securities and Exchange Commission.


/s/ Ernst & Young
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Ernst & Young
Irvine, California
September 20, 2000